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                                                              Exhibit (a)(1)(J)



                         AMERICAN RETIREMENT CORPORATION
                        LETTER TO REGISTERED HOLDERS AND
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       TO
                               TENDER OUTSTANDING
               5 3/4% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2002
                                 IN EXCHANGE FOR
             5 3/4% SERIES A SENIOR SUBORDINATED NOTES DUE 2002 AND
          10% SERIES B CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2008


THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON WEDNESDAY, SEPTEMBER 25, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE").

DEBENTURES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE.

To Registered Holders and Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by American Retirement Corporation, a Tennessee corporation (the "Company"), to exchange its 5 3/4% Series A Senior Subordinated Notes Due September 30, 2002 ("Series A Notes") and 10% Series B Convertible Senior Subordinated Notes Due April 1, 2008 ("Series B Notes"), for its issued and outstanding 5 3/4% Convertible Subordinated Debentures Due 2002 (the "Old Convertible Debentures") upon the terms and subject to the conditions set forth in the Company's Amended and Restated Offering Memorandum, dated September 12, 2002, and the related revised Letter of Transmittal (which together constitute the "Exchange Offer").

         Each holder of Old Convertible Debentures that participates in the Exchange Offer will receive, for each $1,000 principal amount of Old Convertible Debentures properly tendered and not withdrawn, a combination of (i) not less than $839 and not more than $902 principal amount of our Series A Notes and (ii) not more than $190 and not less than $127 principal amount of our Series B Notes. Although the aggregate principal amount of Series A Notes and Series B Notes to be issued in exchange for each $1,000 principal amount of the Old Convertible Debentures will equal $1,029, the relative principal amount of the Series A Notes and the Series B Notes to be issued in such exchange will be determined based upon the aggregate principal amount of Old Convertible Debentures that are tendered in such exchange.

                  1. Amended and Restated Offering Memorandum, dated September 12, 2002;

                  2. A revised Letter of Transmittal (together with accompanying Form W-9 Guidelines);

                  3.       A revised Notice of Guaranteed Delivery;


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                  4.       A revised letter that may be sent to your clients for
                           whose accounts you hold Old Convertible Debentures in your name or in the name of your nominee; and

                  5. A revised letter that may be sent from your clients to you with such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Company will accept for exchange all Old Convertible Debentures tendered up to a maximum aggregate principal amount of $126.0 million. If more than $126.0 million of the Old Convertible Debentures is submitted under the Exchange Offer, the Company will select the Old Convertible Debentures to be exchanged pro rata, disregarding fractions, according to the aggregate principal amount of Old Convertible Debentures tendered by each holder of Old Convertible Debentures. Any Old Convertible Debentures tendered but not selected shall remain outstanding upon completion of the Exchange Offer and shall be returned to the holder, or in the case of Old Convertible Debentures tendered by book entry transfer, will be credited to the holder's account at the Depository Trust Company, in either case at the sole expense of the Company.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Old Convertible Debentures for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer or to any other person (other than customary fees paid to the Exchange Agent and Information Agent) in connection with the solicitation of tenders of Old Convertible Debentures pursuant to the Exchange Offer.

         Additional copies of the enclosed material may be obtained from D.F. King & Co., Inc., our Information Agent. Its address is 77 Water Street, New York, New York 10005 and its toll-free information number is 1-800-735-3591.


                                             Very truly yours,



                                             AMERICAN RETIREMENT CORPORATION



NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY, THE EXCHANGE AGENT OR THE INFORMATION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR HAVE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE AMENDED AND RESTATED OFFERING MEMORANDUM OR THE REVISED LETTER OF TRANSMITTAL.